EXHIBIT 99.1

Press Release

MagnaChip Adopts Shareholder Rights Plan

SEOUL, South Korea and CUPERTINO, Calif., March 6, 2015 — The Board of Directors of MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, announced today that it has adopted a stockholder rights plan following evaluation and consultation with outside counsel.

The Board of Directors implemented the plan to ensure that all stockholders realize the long-term value of their investment.  The rights plan is designed to reduce the likelihood that any person or group would gain control of the Company through open market accumulation without appropriately compensating the Company’s stockholders for such control or allowing the Board and the stockholders sufficient time to make informed judgments.  The rights plan will not prevent a takeover, but will incentivize anyone seeking to acquire the Company to negotiate with the Board of Directors before making a takeover attempt.

Pursuant to the plan, the Board of Directors declared a dividend of one preferred stock purchase right (a “Right”) on each outstanding share of the Company’s common stock as of March 16, 2015.  If a person or group of affiliated or associated persons acquires beneficial ownership of 10% (or 20% in the case of a passive institutional investor) or more of the Company’s common stock ownership (including any common stock in respect of certain derivative securities that increase in value as the value of the Company’s common stock increases or that provide the holder with an opportunity to profit from any increase in the value of the Company’s common stock, that are disclosed pursuant to a Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934 or, if not disclosed on a Schedule 13D or Schedule 13G, if the Company’s Board of Directors determines that such person is deemed to beneficially own the common stock in respect of such derivative securities) or commences a tender offer the consummation of which would result in ownership by a person or group of affiliated or associated persons of 10% (or 20% in the case of a passive institutional investor) or more of the common stock, subject to certain exceptions, the Rights would entitle the Company’s stockholders, other than the acquirer and its affiliates and associates, the opportunity to purchase for each share of common stock owned, $24 worth of shares of the Company’s common stock having a market value of twice such price.  In addition, if the Company is acquired in a merger or other business combination transaction after a person or group acquires 10% (or 20% in the case of a passive institutional investor) or more of the Company’s outstanding common stock, the Rights would entitle the Company’s stockholders, other than the acquiror, the opportunity to purchase for each share of common stock owned, $24 worth of shares of the other party’s common stock having a market value of twice such price.

Prior to the acquisition by a person or group of 10% (or 20% in the case of a passive institutional investor) or more of the Company’s common stock, the Rights are redeemable for $0.001 per Right, subject to adjustment, at the option of the Board of Directors.  The Rights will expire at the close of business on March 5, 2016.  The Rights distribution is not taxable to stockholders.

About MagnaChip Semiconductor Corporation
Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements
This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and we intend that all such statements be covered by the safe harbor provisions of the federal securities laws.  The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties, including such factors as: whether a person or group acquires 10% (or 20% in the case of a passive institutional investor) or more of the Company’s outstanding common stock or commences a tender offer, whether the Company is acquired in a merger or other business combination transaction after a person has acquired 10% (or 20% in the case of a passive institutional investor) or more of the Company’s outstanding common stock and whether the Rights are redeemed by the Company.  These forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions.  These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of the Company.  More detailed information about these factors may be found in filings by the Company with the Securities Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
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CONTACTS:
In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com
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